UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 23, 2020

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda     74-2692550
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Bermuda
(Address of principal executive offices)

1 Helen of Troy Plaza, El Paso, Texas             79912
(Registrant’s United States Mailing Address)            (Zip Code)
(915) 225-8000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.10 Par Value Per Share	HELE	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                            Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 23, 2020, Helen of Troy Limited, a Barbados company (“Purchaser”) and wholly-owned subsidiary of Helen of Troy Limited, a Bermuda company (the “Company”), Drybar Holdings LLC, a Delaware limited liability company (“Holdings”) and Drybar Products LLC, a Delaware limited liability company (“Drybar Products”) completed the transactions contemplated (the “Acquisition”) by that certain Membership Interest Purchase Agreement, dated December 18, 2019, by and among the Purchaser, Holdings and Products (“Purchase Agreement”). The Acquisition includes the Drybar trademark and other intellectual property assets associated with the products of Drybar Products, as well as certain related production assets and working capital. Upon the effectiveness of the Acquisition, Drybar Products became a wholly-owned indirect subsidiary of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Purchase Agreement, the sale of all of the outstanding membership interests of Drybar Products from Holdings to Purchaser was consummated on January 23, 2020. The total closing consideration was $255 million in cash, subject to certain future adjustments, including an adjustment for closing date working capital. The information in the Introductory Note is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A principal amount of $255 million was borrowed on a revolving basis under the Amended and Restated Credit Agreement, dated January 16, 2015, by and among the Company, Helen of Troy Texas Corporation., a Texas corporation, Bank of America, N.A., and the other lenders party thereto (as amended, the “Credit Agreement”) in connection with the closing of the Acquisition. The proceeds of the borrowing and cash on hand were used to pay all of the cash consideration payable for the Acquisition. The commitment under the Credit Agreement terminates on December 7, 2021.

Item 7.01    Regulation FD.

On January 23, 2020, the Company issued a press release announcing the successful completion of its previously-announced acquisition of Drybar Products.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K provided under Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
99.1	Press Release dated January 23, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: January 27, 2020	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

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